UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_______________________________________________________________________
FORM 8-K
__________________________________________________________________________

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): December 3, 2021
________________________________________________________________________
CURO GROUP HOLDINGS CORP.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-38315	90-0934597
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3615 North Ridge Road, Wichita, Kansas		67205
(Address of Principal Executive Offices)		(Zip Code)

(316) 772-3801
(Registrant’s Telephone Number, Including Area Code)
N/A
(Former Name or Former Address, if Changed Since Last Report)
________________________________________________________________________
Check the appropriate box below if the Form8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock	CURO	NYSE

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule12b-2of the Securities Exchange Act of 1934(§240.12b-2of this chapter).

    Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

ITEM 1.01 Entry into a Material Definitive Agreement

On December 3, 2021, CURO Finance, LLC (the “Temporary Notes Issuer”), a wholly-owned subsidiary of CURO Group Holdings Corp. (the “Company”), completed the issuance of $250 million in aggregate principal amount of senior secured notes due 2028 (the “notes”) that will constitute an additional issuance of the Company’s outstanding 7.500% Senior Secured Notes due 2028 (the “Add-On Notes”) upon satisfaction of certain conditions and the release of proceeds from escrow. The notes were issued pursuant to an indenture, dated December 3, 2021 (the “Indenture”), between the Temporary Notes Issuer and TMI Trust Company, as trustee and collateral agent (the “Trustee”). The Temporary Notes Issuer, which was created solely to issue the notes, deposited an amount in cash equal to the gross proceeds of the offering, together with an amount in cash (contributed by the Company) sufficient to pay for a redemption of the notes if it occurs before December 31. 2021, including interest that would accrue during such period, into a segregated escrow account until the date that certain escrow release conditions are satisfied. If such escrow release conditions have not been satisfied by December 31, 2021, then the Company will make a supplemental deposit sufficient to fund the redemption of the notes (including accrued interest) on a month-to-month basis until the applicable escrow outside date. Prior to the consummation of the Heights Finance Acquisition (as defined below), the notes will be secured by a first-priority security interest in the escrow account and all deposits therein.

Among other things, the escrow release conditions include the consummation of the closing of the Company’s acquisition of SouthernCo, Inc. d/b/a Heights Finance (the “Heights Finance Acquisition”). Upon the satisfaction of those conditions and the release of the proceeds from escrow, the Company will assume the obligations under the notes and redeem them on a mandatory basis by exchanging the notes for an equal aggregate principal amount of its Add-On Notes. If the Heights Finance Acquisition is not consummated on or prior to the 150th day following the issuance of the notes, the notes will be redeemed by a special mandatory redemption. The special mandatory redemption price will be equal to 100% of the initial issue price of the notes (exclusive of pre-issuance accrued interest) together with accrued but unpaid interest thereon to, but not including, the date of such special mandatory redemption.

The notes were issued in a private offering that was exempt from the registration requirements of the Securities Act of 1933, as amended (the “Securities Act”), to qualified institutional buyers in accordance with Rule 144A and to persons outside of the United States pursuant to Regulation S under the Securities Act. The proceeds from the sale of the notes, together with cash on hand and shares of the Company’s common stock, will be used to finance the Heights Finance Acquisition.

The notes will mature on August 1, 2028, and will accrue interest at a rate of 7.500% per year. Interest on the notes will be payable semi-annually in arrears on February 1 and August 1 of each year, beginning on February 1, 2022. Interest payable on such first interest payment date will be for interest, including pre-issuance accrued interest, from July 30, 2021.

The Temporary Notes Issuer has the option to redeem all or a portion of the notes at any time prior to August 1, 2024 at a price equal to 100% of the principal amount of the notes redeemed plus accrued and unpaid interest to the redemption date plus a “make-whole” premium. At any time on or after August 1, 2024, the Temporary Notes Issuer may redeem the notes, in whole or in part, at the redemption prices set forth in the Indenture. At any time before August 1, 2024, the Temporary Notes Issuer may also redeem up to 40% of the aggregate principal amount of the notes at a redemption price of 107.500% of the principal amount, plus accrued and unpaid interest, if any, to the date of redemption, with the proceeds of certain equity offerings.

Upon the occurrence of a Change of Control (as defined in the Indenture), each holder of the notes may require the Temporary Notes Issuer to repurchase all or a portion of the notes in cash at a price equal to 101% of the aggregate principal amount of the notes to be repurchased, plus accrued and unpaid interest, if any, thereon to the date of repurchase.

The Temporary Notes Issuer’s activities will be restricted to issuing the notes, issuing capital stock to, and receiving capital contributions from, the Company or any of its subsidiaries, performing its obligations in respect of the notes, the Indenture and the escrow agreement, granting liens in favor of the holders of the notes, consummating any release of the funds in the escrow account permitted by the escrow agreement and any redemption of the notes required or permitted by the Indenture and conducting such other activities as are necessary or appropriate to carry out the activities described above.

The Temporary Notes Issuer shall not engage in any business activity or enter into any transaction or agreement (including, without limitation, making any restricted payment, incurring any other indebtedness or liens, disposing of any assets, entering into any merger, consolidation or sale of all or substantially all of its assets or engaging in any transactions with affiliates) in each case except as is necessary or appropriate to effectuate the transactions related to the Heights Finance Acquisition.

The Indenture provides for customary events of default (subject in certain cases to customary grace and cure periods), which include nonpayment, breach of covenants in the Indenture, payment defaults or acceleration of other indebtedness, a failure to pay certain judgments and certain events of bankruptcy and insolvency. Generally, if an event of default occurs, the Trustee or holders of at least 30% in principal amount of the then-outstanding notes may declare the principal of and accrued but unpaid interest, including additional interest, on all the notes to be due and payable immediately.

The Indenture and the form of Note are filed as Exhibits 4.1 and 4.2 to this Current Report on Form 8-K and are incorporated herein by reference. The above descriptions of the material terms of the Indenture and the notes are qualified in their entirety by reference to such exhibits.

ITEM 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant

The information set forth above under Item 1.01 is hereby incorporated by reference into this Item 2.03.

ITEM 9.01 Financial Statements and Exhibits

(d). Exhibits

Exhibit Number	Description
4.1	Indenture, dated December 3, 2021, between CURO Finance, LLC, as issuer, and TMI Trust Company, as trustee and collateral agent
4.2	Form of Senior Secured Note (included in Exhibit 4.1)
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized on this 3rd day of December, 2021.

                        CURO Group Holdings Corp.
                        By: /s/ Roger Dean______
                        Roger Dean
                        Executive Vice President and Chief Financial Officer